Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements (Form S-8 Nos. 333-229684, 333-232984 and 333-241694 and Form S-3 Nos. 333-228722 and 333-230721) of Waitr Holdings Inc. of our report dated March 8, 2021, relating to the consolidated financial statements of Waitr Holdings Inc. appearing in this Annual Report on Form 10-K for the years ended December 31, 2020 and 2019.

/s/ Moss Adams LLP

Los Angeles, California

March 8, 2021